UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 18, 2007

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Change in Chief Executive Officer

John T. Corcia the President and Chief Executive Officer of the Company resigned that position effective July 18, 2007. Mr. Corcia remains a director of the Company.

Mr. Alex C. Rankin has been elected President and Chief Executive Officer of the Company July 18, 2007.

Mr. Rankin has extensive experience in executive management and leadership roles and a successful background in “turn around” situations resulting in high sales growth and profitability in a variety of businesses, including engineering, recycling and industrial products manufacturing. Mr. Rankin was founder and Chief Executive Officer of NexCycle Inc., a high growth company that became the 14th largest solid waste company in the United States with operations in the United States, Canada, England, Scotland and Ireland. NexCycle is engaged in the recovery and reprocessing of glass, high density polyethylene, and other plastic materials. Since the sale of NexCycle in 2003, Mr. Rankin served either as an executive officer for or was consultant to Airborne Technologies, Inc., Storeatyourdoor Inc,. HealthState LLP, Vault Technologies Inc., TimeWise Inc., and Vampire Energy Inc.

Mr. Rankin received his Bachelor of Commerce, Bachelor of Arts and Masters of Business Administration degrees from the University of Saskatchewan, Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Mahesh Shetty
Mahesh Shetty, CFO

Dated: July 20, 2007